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                                                                     EXHIBIT 5.1


                    Parcel, Mauro, Hultin & Spaanstra, P.C.
                               ATTORNEYS AT LAW
                                  SUITE 3600
                            1801 CALIFORNIA STREET
                         DENVER, COLORADO  80202-2636
                           TELEPHONE (303) 292-6400
                           TELECOPIER (303) 295-3040


                                 July 16, 1997


Frontier Airlines, Inc.
12015 East 46th Avenue
Denver, CO  80239


Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-8, being filed by Frontier Airlines, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 2,250,000 shares (the "Shares") of the Company's Common Stock offered under the Company's 1994 Stock Option Plan, as amended (the "Plan"), we are of the opinion that:

     1. The Company is a validly organized and existing corporation under the laws of the State of Colorado;

     2. All necessary corporate action has been duly taken to authorize the establishment of the Plan and the issuance of the Shares under the Plan; and

     3. The Shares, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of a copy of this opinion as Exhibit 5.1 to the Company's Registration Statement on Form S-8.

                                    Very truly yours,

                                    /s/ Parcel, Mauro, Hultin & Spaanstra, P.C.